UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

TOP FINANCIAL GROUP LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41407	N/A
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 Cecil Street, #13-05

Tong Eng Building

Singapore 069533

(Address of Principal Executive Office) (Zip Code)

+65 6252 8998

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.001 per share	TOP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

TOP Financial Group Limited (the “Company”) is a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company qualifies as a foreign private issuer and is therefore eligible to report on the forms and under the rules available to foreign private issuers (including Form 6-K), the Company has elected to file this Current Report on Form 8-K, and otherwise to report, under the forms and rules applicable to domestic U.S. registrants. The Company is making this filing voluntarily; nothing in this Current Report on Form 8-K is intended to, or shall be deemed to, constitute a determination that the Company has ceased to qualify as a foreign private issuer.

Item 3.02, Unregistered Sales of Equity Securities

As previously disclosed, on March 25, 2026, TOP Financial Group Limited, a Cayman Islands exempted company (the “Company”) entered into the Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain non-U.S. investors (each a “Purchaser”) relating to the issuance and sale of 214,431,222 units (“Units”) of the Company, with each Unit consisting of (i) one Class A ordinary share of the Company, par value US$0.001 per share (“Class A Ordinary Share”), and (ii) two warrants, each to purchase one Class A ordinary share of the Company (the “Warrants”), at a price per Unit of US$0.37308 (the “Offering”).

Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price per share equal to US$0.4477 (representing 120% of the per Unit purchase price), subject to adjustment upon share splits and share combination. The Warrants are exercisable immediately upon issuance and will expire on the third (3rd) anniversary of the date of issuance. The Warrants may be exercised on a cashless basis. The Class A Ordinary Shares issuable upon exercise of the Warrants are subject to a lock-up period of six (6) months from the date of exercise.

The Offering closed on July 9, 2026 and the Company issued 214,431,222 Class A Ordinary Shares and Warrants to purchase up to 428,862,444 Class A Ordinary Shares. The Company received gross proceeds in the amount of $80,000,000 before deducting offering expenses. The Company plans to use the net proceeds from this Offering for general working capital and corporate purposes to support its ongoing business operations and long-term strategic liquidity initiatives. No placement agent was engaged in connection with the Offering.

The securities were offered and sold by the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. Each Purchaser represented to the Company, among other matters, that it is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act, and that the Securities were acquired in an “offshore transaction” as defined in Rule 902 of Regulation S under the Securities Act.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure.

On July 10, 2026, the Company issued a press release entitled “TOP Financial Group Limited Announces Closing of Private Placement Offering and Update on Outstanding Shares”. A copy of the press release is filed as Exhibit 99.1 to this Report on Form 6-K and is incorporated herein by reference.

The information in this report furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 10, 2026 - TOP Financial Group Limited Announces Closing of Private Placement Offering and Update on Outstanding Shares
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 13, 2026	TOP Financial Group Limited

	By:	/s/ Ka Fai Yuen
	Name:	Ka Fai Yuen
	Title:	Chief Executive Officer

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